                                                                    Exhibit 10.6

                         DIRECTOR DESIGNATION AGREEMENT

     This Director Designation Agreement, dated as of January 28, 2003 (this "Agreement"), is hereby entered into by and among XM Satellite Radio Holdings Inc., a corporation duly organized under the laws of the State of Delaware (the "Company"); AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC and AEA XM Investors IIA LLC, each a limited liability company organized under the laws of the State of Delaware (individually or collectively "AEA XM"); Clear Channel Investments, Inc., a corporation duly organized under the laws of the State of Nevada ("Clear Channel"); Columbia XM Radio Partners, LLC, a limited liability company duly organized under the laws of the Commonwealth of Virginia ("Columbia Radio Partners"), Columbia XM Satellite Partners III, LLC, a limited liability company duly organized under the laws of the Commonwealth of Virginia ("Columbia Satellite Partners"), Columbia Capital Equity Partners III
(QP), L.P. and Columbia Capital Equity Partners II (QP), L.P., each a limited partnership duly organized under the laws of the State of Delaware (together, "Columbia Equity Partners", and collectively with Columbia Radio Partners and Columbia Satellite Partners, "Columbia"); Hughes Electronics Corporation, corporation duly organized under the laws of Delaware ("Hughes"); American Honda Motor Co., Inc., a corporation duly organized under the laws of the State of California ("Honda"); and Madison Dearborn Capital Partners III, L.P. ("Madison Capital"), Madison Dearborn Special Equity III, L.P. ("Madison Equity"), and Special Advisors Fund I, LLC ("Madison Advisors" and, collectively with Madison Capital and Madison Equity, each an entity duly organized under the laws of the State of Delaware, "Madison"). AEA XM, Clear Channel, Columbia, Honda, Hughes and Madison are collectively referred to herein as the "Investors." The Company and the Investors are collectively referred to herein as the "Parties."

                                   WITNESSETH

     WHEREAS, the Company, the Investors, and certain other current and former investors in the Company are parties to an Amended and Restated Shareholders Agreement, dated August 8, 2000 (the "2000 Agreement"), that relates to, among other things, the designation of the Company's directors, but is being amended on or about the date hereof to delete the director designation provisions, which will no longer be part of the arrangements between the Company and such investors; and

     WHEREAS, the Company and each of the Investors believe it to be in the best interests of the Company and the mutual best interests of each of the Investors to continue to have certain agreements with respect to the designation of directors of the Company.

     NOW, THEREFORE, in consideration for the mutual covenants contained herein, the adequacy, receipt, and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.1    Definitions.

     Affiliate: means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of
Section 2.1, a member of a limited liability company or a partner of a partnership shall be deemed an Affiliate of said company or partnership.

     Board or Board of Directors: means the Board of Directors of the Company or a committee consisting of one or more directors lawfully exercising the powers of the Board.

     Business Day: means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required by law to be closed in New York City or the District of Columbia.

     Capital Stock: means any and all securities, shares, interests, warrants, options, rights to acquire equity or equity-linked securities of the Company, participations or other equivalents (however designated, whether voting or non-voting) in equity of the Company, whether issued by the Company or its Subsidiaries, and whether now outstanding or issued subsequently hereto, including, without limitation, all series and classes of Common Stock and preferred stock of the Company, and all Convertible Securities, including the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the 10% Senior Secured Discount Convertible Notes due 2009 of the Company and its wholly owned subsidiary XM Satellite Radio Inc. (the "New Notes").

     Class A Common Stock: means the Class A Common Stock, par value $0.01 per share, of the Company having one (1) vote per share.

     Common Stock: means all classes and series of the common stock of the Company, any stock into which such common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

     Common Stock Deemed Outstanding: means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the conversion, exchange, or exercise in full, of all Convertible Securities, whether or not the Convertible Securities are convertible into or exercisable or exchangeable for Common Stock at such time.

     Convertible Securities: means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities or obligations that are convertible into or exercisable or exchangeable for Common Stock, including, without limitation, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the New Notes.

     Person: means any individual, partnership, corporation, joint venture, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     Series A Convertible Preferred Stock: means the Series A Convertible Preferred Stock, par value $1.00 per share, of the Company having zero (0) votes per share.

     Series B Convertible Preferred Stock: means the Series B Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company having zero
(0) votes per share.

     Series C Convertible Preferred Stock: means the Series C Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company, having the same voting rights as the Class A Common Stock determined on an as converted basis.

     Series C Purchase Agreement: means the Series C Convertible Preferred Stock Purchase Agreement, dated as of July 7, 2000, by and among the Company and the investors named therein.

     Subsidiary: means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the voting power of the outstanding Capital Stock is owned, directly or indirectly, by such Person or one or other Subsidiaries of such Person.

                                   ARTICLE II.

                     CORPORATE GOVERNANCE; VOTING AGREEMENT

     Section 2.1    Board of Directors.

     (a) The Board of Directors and the board of directors of XM Satellite Radio Inc. and any other material Subsidiary of the Company (other than the board of any joint venture with Sirius Satellite Radio Inc. so long as the Company's management provides regular reports to the Board of Directors as to the status of any such joint venture) (collectively, the "Boards of Directors") shall consist of at least seven (7) members, of whom:

          (i)   one (1) member shall be designated by Clear Channel;

          (ii)  one (1) member shall be the President and CEO of the Company;

          (iii) one (1) member shall be the Chairman of the Company;

          (iv) two (2) members shall be independent directors of recognized industry expertise and stature both of whom shall be approved by the Investors who hold a majority of the Common Stock Deemed Outstanding that is held by the Investors;

          (v) one (1) member shall be designated by AEA XM who shall be appointed to any Audit Committee and Executive Committee (subject to meeting the Nasdaq Stock Market's Audit Committee and Charter requirements); and

          (vi) at Honda's option, one (1) member shall be designated by Honda who shall be appointed to any Executive or comparable committee of the Boards of Directors.

     (b) Each Investor agrees to vote its voting securities of the Company in favor of the persons nominated in accordance with the provisions herein. The rights of Clear Channel to designate a director and approve the appointment of independent directors pursuant to this Section 2.1 shall continue for so long as Clear Channel holds (A) in excess of 5% of the Common Stock Deemed Outstanding or (B) the full amount of its original investment in the Company. The right of AEA XM to designate a director and approve the appointment of independent directors shall continue for so long as AEA XM (or its Affiliates) holds at least 50% of the stock that it originally purchased under the Series C Purchase Agreement, either in Series C Convertible Preferred Stock or as converted into Class A Common Stock. The right of Honda to designate a director and approve the appointment of independent directors shall continue for so long as Honda (or any of its Affiliates) retains at least 50% of its investment, including debt and equity securities, in the Company (measured by the purchase price paid by Honda for such securities and without regard to (i) whether or not such securities have been converted into any other security of the Company or (ii) the current market value of any such securities) as of the date hereof.

     (c) The right of Clear Channel to designate a director pursuant to Section 2.1(a)(i) also shall terminate, and any director designated by Clear Channel shall promptly resign from the Boards of Directors, if a majority of the ownership interests of Clear Channel cease to be owned, directly or indirectly, by Clear Channel Communications, Inc.

     Section 2.2 Removal of Directors. The Investors agree to vote so that each member of the Board of Directors nominated or designated in accordance with
Section 2.1 shall serve as a director of the Company until removed, upon the instructions of the Party designating such director, and each Party agrees to vote its shares of Common Stock in accordance with such directions. To the extent permitted by law, each Investor agrees not to take any action to remove or replace (and to use all reasonable efforts to cause the Board of Directors not to replace), with or without cause, any director of the Company that has not been designated for removal or replacement by the Party having originally nominated or designated such director.

     Section 2.3 No Group. It is the intent of the Investors that no "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall be formed as a result of this Agreement.

     Section 2.4 Partial Termination. If the Investors at any time beneficially own in excess of 50% of the voting securities of the Company, then this Agreement shall terminate automatically as to the following, in all respects, first, Columbia, second (if necessary), Clear Channel, third (if necessary), Madison, and, fourth (if necessary), AEA XM until the remaining Investors beneficially own 50% or less of the voting securities of the Company. The Parties shall take all actions to reflect any such partial termination as may be reasonably requested by the Company or any other Party. Thirty (30) days prior to a date for payment of interest (an "Interest Payment") under any of (i) the New Notes, (ii) the Series GM 10% Senior Secured Convertible Notes due 2009 of the Company and XM Satellite Radio Inc., and (iii) the Credit Agreement among the Company, XM Satellite Radio Inc. and General Motors Corporation, the Company shall calculate the Investors' beneficial ownership of voting securities of the Company (with a copy of such calculation to be furnished to each of the Investors). Each Investor shall provide the Company with at least ten (10) days prior written notice of its intent to purchase any voting securities of the Company. If any proposed purchase of voting securities or Interest Payment would cause the beneficial ownership of the Investors to be in excess of 50%, then the Parties shall take such actions as necessary to remove Investors as Parties to this Agreement in the order set forth above.

     Section 2.5 Transfers. Any assignment or transfer by an Investor to a single transferee or a group of Affiliated transferees, whether in a single transaction or a series of related transactions, of:

          (i) Convertible Securities representing more than 1% of the Common Stock Deemed Outstanding, other than Common Stock sold pursuant to an effective registration statement or Rule 144 or Rule 145 under the Securities Act of 1934, as amended, or

          (ii)  any New Notes

shall be subject to the assumption by such transferee of the obligation to vote its Common Stock as provided herein and the obligation to require the same in subsequent such assignments or transfers.

                                  ARTICLE III.

                             CERTAIN REPRESENTATIONS

     Each Party hereby represents and warrants on behalf of itself to each other Party that:

     Section 3.1    Existence and Power.

     (a) it is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;

     (b) it has the power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under this Agreement; and

     (c) it is duly qualified to do business and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where such failure to qualify would not have a material adverse effect on the business or financial condition of such Party.

     Section 3.2 Due Authorization; No Contravention. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action, and do not and will not:

     (a) Breach or violate the terms of its certificate of incorporation (or similar constituent document) or bylaws (or similar constituent document);

     (b) Breach or violate the terms of any material agreement to which it is party; or

     (c) Violate any law or regulation applicable to it, including but not limited to the Communications Act and the rules and regulations promulgated from time to time by the Federal Communications Commission (or any successor agency thereto).

     Section 3.3 Binding Effect. This Agreement has been duly authorized (to the extent such Party is an entity), executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE IV.

                                  MISCELLANEOUS

     Section 4.1 Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission addressed to each Party at its address for notices specified on Schedule I attached hereto, or at such other address, or to the attention of such officer, as any Party shall have furnished to each other Party in writing pursuant to this Section 4.1. Such notice shall be deemed to have been received: (i) three
(3) Business Days after the date of mailing if sent by certified or registered mail, (ii) one (1) Business Day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding Business Day after transmission by facsimile with confirmation of receipt.

     Section 4.2 Amendment. Any term of this Agreement may be amended only with the written consent of (a) the Company, (b) Investors holding, (i) in the case of amendments to provisions of this Agreement generally, 75% of the aggregate of the Common Stock Deemed

Outstanding held by Investors, and (ii) in the case of any non-material change or technical correction of this Agreement, a majority of the aggregate of the Common Stock Deemed Outstanding held by Investors, and (c) in the case of amendments to any provision of Section 2.1 which adversely affect the right of any Investor to designate one or more directors, in addition to the consents listed in clauses (a) and (b) of this Section, the Investor having the right that would be adversely affected; provided, however, that in the event the rights, preferences or obligations hereunder of one or more Investors are being amended in a manner that is materially adverse to such Investors and in a manner that is different from those of other Investors, such rights, preferences or obligations may be so amended only with the consent of the Investors holding at least 75% in the aggregate of the Common Stock Deemed Outstanding held by Investors whose rights, preferences or obligations are being materially adversely amended in such different manner. Any amendment effected in accordance with this Section 4.2 shall be binding upon any future transferee of an Investor and the Company.

     Section 4.3 Specific Performance. Each Party acknowledges (i) that it will be impossible to measure in money the damage to each other Party if any of them or any legal representative of any Party fails to comply with any of the provisions of this Agreement, (ii) that every such provision is material, and
(iii) that in the event of any such failure, the Company and the Investors will not have an adequate remedy at law or in damages. Accordingly, each Party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved Party without the posting of any bond or other security, to compel specific performance of all of the terms hereof, and waives any defense thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability or relief in damages.

     Section 4.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF.

     EACH OF THE PARTIES ACKNOWLEDGES THAT (i) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED BUSINESS ENTITY CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, AND (ii) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS IT HAS DEEMED APPROPRIATE IN CONNECTION WITH ITS DECISION TO ENTER INTO THIS AGREEMENT.

     Section 4.5 Parties In Interest. This Agreement shall be binding upon and shall inure to the benefit of each Party and their respective successors and permitted assigns as provided for herein, and by their signatures hereto, and each Party intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

     Section 4.6 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 4.7 Plural; Singular. When used herein, the singular of each term includes the plural and the plural of each term includes the singular.

     Section 4.8 Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one agreement and any Party hereto may execute this Agreement by signing any such counterpart.

     Section 4.9 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 4.10 Future Assurances. Each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the Parties as expressed herein.

     Section 4.11 Termination. This Agreement shall be immediately terminated upon any of the following: (i) the unanimous written consent to the termination hereof by the Parties hereto, (ii) the dissolution, bankruptcy or receivership of the Company, or (iii) at such time as only one (1) Investor remains a Party hereto. This Agreement shall be immediately terminated in all respects as to any Investor that transfers 95% or more of its Capital Stock to any Person that is not an Affiliate of such Investor.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.

XM SATELLITE RADIO HOLDINGS INC.

By:   Joseph M. Titlebaum
   -------------------------------
Name: Joseph M. Titlebaum
Title: Senior Vice President, General Counsel and
       Secretary

CLEAR CHANNEL INVESTMENTS, INC.

By: /s/ Randall T. Mays
   -------------------------------
Name:  Randall T. Mays
Title: Executive Vice President

HUGHES ELECTRONICS CORPORATION


By: /s/ Patrick T. Doyle
   -------------------------------
Name:  Patrick T. Doyle
Title: Vice President, Treasurer and Controller

AMERICAN HONDA MOTOR CO., INC.


By:   Thomas G. Elliot
   -------------------------------
Name: Thomas G. Elliot
Title: Executive Vice President

                   Agreement to Elect Directors Signature Page

AEA XM INVESTORS I LLC                                    AEA XM INVESTORS II LLC
By XM Investors I LP, its Sole Member                     By XM Investors II LP, its Sole Member
By AEA XM Investors Inc., its General Partner             By AEA XM Investors Inc., its General Partner
                                                          By: /s/ Christine J. Smith
                                                             ---------------------------------------
                                                          Name: Christine J. Smith
By: /s/ Christine J. Smith                                Title: Vice President
   -------------------------------
Name: Christine J. Smith
Title: Vice President


AEA XM INVESTORS IA LLC                                   AEA XM INVESTORS IIA LLC
By XM Investors IA LP, its Sole Member                    By XM Investors IIA LP, its Sole Member
By AEA XM Investors Inc., its General Partner             By AEA XM Investors Inc., its General Partner
                                                          By: /s/ Christine J. Smith
                                                             ---------------------------------------
                                                          Name: Christine J. Smith
By: /s/ Christine J. Smith                                Title: Vice President
   -------------------------------
Name: Christine J. Smith
Title: Vice President


COLUMBIA XM RADIO PARTNERS, LLC                           COLUMBIA XM SATELLITE PARTNERS III, LLC
By Columbia Capital LLC, its Managing Member              By: Columbia Capital L.L.C., its Managing Member

By:   James B. Fleming, Jr.                               By:   James B. Fleming, Jr.
   -------------------------------                           ---------------------------------------
Name: James B. Fleming, Jr.                               Name: James B. Fleming, Jr.
Title: Vice President                                     Title: Vice President


COLUMBIA CAPITAL EQUITY PARTNERS III (QP), L.P.,          COLUMBIA CAPITAL EQUITY PARTNERS II (QP), L.P.,
By: Columbia Capital Equity Partners III, L.P., its       By: Columbia Capital Equity Partners III, L.P., its
General Partner                                           General Partner

By:   James B. Fleming, Jr.                               By:   James B. Fleming, Jr.
   -------------------------------                           ---------------------------------------
Name: James B. Fleming, Jr.                               Name: James B. Fleming, Jr.
Title: Vice President                                     Title: Vice President

                   Agreement to Elect Directors Signature Page

MADISON DEARBORN CAPITAL PARTNERS III, L.P.               MADISON DEARBORN SPECIAL EQUITY III, L.P.
                                                          By Madison Dearborn Partners III, L.P., its general
By Madison Dearborn Partners III, L.P., its               partner
general partner                                           By Madison Dearborn Partners LLC, its general
By Madison Dearborn Partners LLC, its general             partner
partner


By:   James N. Perry, Jr.                                 By:   James N. Perry, Jr.
   -------------------------------                           ---------------------------------------
Name: James N. Perry, Jr.                                 Name: James N. Perry, Jr.
Title: Managing Director                                  Title: Managing Director


SPECIAL ADVISORS FUND I, LLC
By Madison Dearborn Partners III, L.P., its manager
By Madison Dearborn Partners LLC, its general partner


By:   James N. Perry, Jr.
   -------------------------------
Name: James N. Perry, Jr.
Title: Managing Director

                   Agreement to Elect Directors Signature Page

                                   SCHEDULE I

                NAMES, ADDRESSES AND FACSIMILE NUMBERS OF PARTIES

The Company:         XM Satellite Radio Holdings Inc.               202-380-4500
                     1500 Eckington Place, N.E.
                     Washington, DC 20002
                     Attention: Joseph M. Titlebaum, Esq.

Clear Channel:       Clear Channel Investments, Inc.                210-822-2299
                     200 E. Basse Road
                     San Antonio, TX 78209
                     Attention: Ken Wyker, Esq.

AEA XM:              AEA Investors Inc.                             212-888-1459
                     65 E. 55th Street
                     New York, New York 10022
                     Attention: General Counsel

Columbia:            Columbia XM Radio Partners, L.L.C.             703-519-3904
                     201 North Union Street, Suite 300
                     Alexandria, Virginia 22314
                     Attention: Mr. James B. Fleming

Honda:               America Honda Motor Co., Inc.                  310-783-2210
                     1919 Torrance Boulevard
                     Torrance, California 90501-2746
                     Attention: Shinichi Sakamoto

                     Honda North America, Inc.                      310-781-4970
                     700 Van Ness Avenue
                     Torrance, California 90501
                     Attention: Law Department

Hughes:              200 N. Sepulveda Boulevard                     310-640-1734
                     El Segundo, California 90245

Madison:             Madison Dearborn Partners, Inc.                312-895-1221
                     Three First National Plaza
                     Chicago, Illinois 60602
                     Attention: Mr. James N. Perry